Exhibit (99)(a)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

As of December 31, 2004 and 2003, and

For the Three Years Ended December 31, 2004

The “Bank” as noted herein refers to Wachovia Bank, National Association.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTARY

CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wachovia Corporation

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Wachovia Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and have issued our unqualified reports dated February 18, 2005, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wachovia Corporation and subsidiaries taken as a whole. The accompanying supplementary consolidating financial information as of December 31, 2004 and 2003, and for each of years in the three-year period ended December 31, 2004, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/    KPMG LLP

Charlotte, North Carolina

March 23, 2005

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$11,778	(64)	11,714
Interest-bearing bank balances	2,420	2,021	4,441
Federal funds sold and securities purchased under resale agreements	10,739	11,697	22,436

Total cash and cash equivalents	24,937	13,654	38,591

Trading account assets	28,280	17,652	45,932
Securities	101,219	9,378	110,597
Loans, net of unearned income	187,431	36,409	223,840
Allowance for loan losses	(2,260)	(497)	(2,757)

Loans, net	185,171	35,912	221,083

Loans held for sale	11,688	1,300	12,988
Premises and equipment	3,300	1,968	5,268
Due from customers on acceptances	662	56	718
Goodwill	9,606	11,920	21,526
Other intangible assets	1,392	189	1,581
Other assets	23,708	11,332	35,040

Total assets	$389,963	103,361	493,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	7,321	56,876	64,197
Interest-bearing deposits	265,899	(35,043)	230,856

Total deposits	273,220	21,833	295,053
Short-term borrowings	37,893	25,513	63,406
Bank acceptances outstanding	699	56	755
Trading account liabilities	13,614	8,095	21,709
Other liabilities	9,615	5,892	15,507
Long-term debt	20,261	26,498	46,759

Total liabilities	355,302	87,887	443,189

Minority interest in net assets of consolidated subsidiaries	1,742	1,076	2,818

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,839	5,294
Paid-in capital	24,214	6,906	31,120
Retained earnings	7,472	2,706	10,178
Accumulated other comprehensive income, net	778	(53)	725

Total stockholders’ equity	32,919	14,398	47,317

Total liabilities and stockholders’ equity	$389,963	103,361	493,324

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$12,097	(618)	11,479
Interest-bearing bank balances	700	1,608	2,308
Federal funds sold and securities purchased under resale agreements	5,131	19,594	24,725

Total cash and cash equivalents	17,928	20,584	38,512

Trading account assets	24,824	9,890	34,714
Securities	97,451	2,994	100,445
Loans, net of unearned income	162,784	2,787	165,571
Allowance for loan losses	(2,434)	86	(2,348)

Loans, net	160,350	2,873	163,223

Loans held for sale	13,152	(527)	12,625
Premises and equipment	3,748	871	4,619
Due from customers on acceptances	854	—	854
Goodwill	9,538	1,611	11,149
Other intangible assets	1,537	(294)	1,243
Other assets	24,159	9,645	33,804

Total assets	$353,541	47,647	401,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	14,846	33,837	48,683
Interest-bearing deposits	210,982	(38,440)	172,542

Total deposits	225,828	(4,603)	221,225
Short-term borrowings	44,795	26,495	71,290
Bank acceptances outstanding	876	—	876
Trading account liabilities	15,073	4,111	19,184
Other liabilities	12,100	4,845	16,945
Long-term debt	22,179	14,551	36,730

Total liabilities	320,851	45,399	366,250

Minority interest in net assets of consolidated subsidiaries	2,301	209	2,510

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	3,919	4,374
Paid-in capital	24,216	(6,405)	17,811
Retained earnings	4,415	4,489	8,904
Accumulated other comprehensive income, net	1,303	36	1,339

Total stockholders’ equity	30,389	2,039	32,428

Total liabilities and stockholders’ equity	$353,541	47,647	401,188

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2004
(in millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$10,113	(255)	9,858
Interest and dividends on securities	4,472	167	4,639
Trading account interest	585	562	1,147
Other interest income	463	1,181	1,644

Total interest income	15,633	1,655	17,288

INTEREST EXPENSE
Interest on deposits	2,887	(34)	2,853
Interest on borrowings	1,575	899	2,474

Total interest expense	4,462	865	5,327

Net interest income	11,171	790	11,961
Provision for credit losses	215	42	257

Net interest income after provision for credit losses	10,956	748	11,704

FEE AND OTHER INCOME
Service charges and fees	2,071	1,133	3,204
Commissions	645	1,956	2,601
Fiduciary and asset management fees	748	2,024	2,772
Principal investing	(74)	335	261
Other income	2,544	(603)	1,941

Total fee and other income	5,934	4,845	10,779

NONINTEREST EXPENSE
Salaries and employee benefits	4,660	4,043	8,703
Occupancy and equipment	1,518	481	1,999
Other intangible amortization	388	43	431
Sundry expense	3,680	(147)	3,533

Total noninterest expense	10,246	4,420	14,666

Minority interest in income of consolidated subsidiaries	—	184	184

Income before income taxes	6,644	989	7,633
Income taxes	1,937	482	2,419

Net income	$4,707	507	5,214

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$9,762	(255)	9,507
Interest and dividends on securities	3,698	130	3,828
Trading account interest	412	312	724
Other interest income	361	660	1,021

Total interest income	14,233	847	15,080

INTEREST EXPENSE
Interest on deposits	2,393	(33)	2,360
Interest on borrowings	1,604	509	2,113

Total interest expense	3,997	476	4,473

Net interest income	10,236	371	10,607
Provision for credit losses	485	101	586

Net interest income after provision for credit losses	9,751	270	10,021

FEE AND OTHER INCOME
Service charges and fees	1,858	890	2,748
Commissions	655	1,663	2,318
Fiduciary and asset management fees	665	1,680	2,345
Principal investing	(164)	25	(139)
Other income	3,406	(1,196)	2,210

Total fee and other income	6,420	3,062	9,482

NONINTEREST EXPENSE
Salaries and employee benefits	4,527	3,181	7,708
Occupancy and equipment	1,479	393	1,872
Other intangible amortization	506	12	518
Sundry expense	3,463	(281)	3,182

Total noninterest expense	9,975	3,305	13,280

Minority interest in income of consolidated subsidiaries	—	143	143

Income before income taxes and cumulative effect of a change in accounting principle	6,196	(116)	6,080
Income taxes	1,827	6	1,833

Income before cumulative effect of a change in accounting principle	4,369	(122)	4,247
Cumulative effect of a change in accounting principle, net of income taxes	—	17	17

Net income	4,369	(105)	4,264
Dividends on preferred stock	—	5	5

Net income available to common stockholders	$4,369	(110)	4,259

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$10,533	(237)	10,296
Interest and dividends on securities	3,516	159	3,675
Trading account interest	391	320	711
Other interest income	250	700	950

Total interest income	14,690	942	15,632

INTEREST EXPENSE
Interest on deposits	3,491	(61)	3,430
Interest on borrowings	1,611	636	2,247

Total interest expense	5,102	575	5,677

Net interest income	9,588	367	9,955
Provision for credit losses	1,451	28	1,479

Net interest income after provision for credit losses	8,137	339	8,476

FEE AND OTHER INCOME
Service charges and fees	1,988	672	2,660
Commissions	795	947	1,742
Fiduciary and asset management fees	658	1,230	1,888
Principal investing	(177)	(89)	(266)
Other income	2,773	(907)	1,866

Total fee and other income	6,037	1,853	7,890

NONINTEREST EXPENSE
Salaries and employee benefits	4,218	2,379	6,597
Occupancy and equipment	1,366	366	1,732
Other intangible amortization	626	2	628
Sundry expense	3,476	(740)	2,736

Total noninterest expense	9,686	2,007	11,693

Minority interest in income of consolidated subsidiaries	—	6	6

Income before income taxes	4,488	179	4,667
Income taxes	999	89	1,088

Net income	3,489	90	3,579
Dividends on preferred stock	—	19	19

Net income available to common stockholders	$3,489	71	3,560

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2003	$455	3,919	4,374
Purchases of common stock	—	(159)	(159)
Common stock issued for
Stock options and restricted stock	—	85	85
Acquisitions		994	994

Balance, December 31, 2004	455	4,839	5,294

PAID-IN CAPITAL
Balance, December 31, 2003	24,216	(6,405)	17,811
Purchases of common stock	—	(651)	(651)
Common stock issued for
Stock options and restricted stock	—	890	890
Acquisitions	(2)	13,008	13,006
Deferred compensation, net	—	64	64

Balance, December 31, 2004	24,214	6,906	31,120

RETAINED EARNINGS
Balance, December 31, 2003	4,415	4,489	8,904
Net income	4,707	507	5,214
Purchases of common stock	—	(1,547)	(1,547)
Deferred income taxes on subsidiary stock	—	(87)	(87)
Cash dividends	(1,650)	(656)	(2,306)

Balance, December 31, 2004	7,472	2,706	10,178

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2003	1,303	36	1,339
Minimum pension liability	—	(65)	(65)
Net unrealized loss on debt and equity securities, net of reclassification adjustment and net unrealized loss on derivative financial instruments	(525)	(24)	(549)

Balance, December 31, 2004	778	(53)	725

Total stockholders’ equity, December 31, 2004	$32,919	14,398	47,317

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance December 31, 2002	$455	4,069	4,524
Purchases of common stock	—	(195)	(195)
Common stock issued for
Stock options and restricted stock	—	45	45

Balance, December 31, 2003	455	3,919	4,374

PAID-IN CAPITAL
Balance, December 31, 2002	24,036	(5,966)	18,070
Purchases of common stock	—	(799)	(799)
Common stock issued for
Stock options and restricted stock	—	417	417
Acquisitions	180	(180)	—
Deferred compensation, net	—	123	123

Balance, December 31, 2003	24,216	(6,405)	17,811

RETAINED EARNINGS
Balance, December 31, 2002	4,163	3,186	7,349
Net income	4,369	(105)	4,264
Purchases of common stock	—	(1,263)	(1,263)
Changes incident to business combinations	(43)	267	224
Cash dividends	(4,074)	2,404	(1,670)

Balance, December 31, 2003	4,415	4,489	8,904

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2002	2,128	7	2,135
Net unrealized loss on debt and equity securities, net of reclassification adjustment and net unrealized loss on derivative financial instruments	(825)	29	(796)

Balance, December 31, 2003	1,303	36	1,339

Total stockholders’ equity, December 31, 2003	$30,389	2,039	32,428

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2001	$161	(144)	17
Changes incident to business combinations	(161)	161	—
Cash dividends	—	(17)	(17)

Balance, December 31, 2002	—	—	—

COMMON STOCK
Balance, December 31, 2001	455	4,084	4,539
Purchases of common stock	—	(51)	(51)
Common stock issued for
Stock options and restricted stock	—	31	31
Acquisitions	—	5	5

Balance, December 31, 2002	455	4,069	4,524

PAID-IN CAPITAL
Balance, December 31, 2001	13,302	4,609	17,911
Purchases of common stock	—	(210)	(210)
Common stock issued for
Stock options and restricted stock	—	177	177
Acquisitions	10,734	(10,688)	46
Deferred compensation, net	—	146	146

Balance, December 31, 2002	24,036	(5,966)	18,070

RETAINED EARNINGS
Balance, December 31, 2001	1,847	3,704	5,551
Net income	3,489	90	3,579
Purchases of common stock	—	(413)	(413)
Changes incident to business combinations	206	(206)	—
Cash dividends	(1,379)	11	(1,368)

Balance, December 31, 2002	4,163	3,186	7,349

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2001	368	69	437
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	1,760	(62)	1,698

Balance, December 31, 2002	2,128	7	2,135

Total stockholders’ equity, December 31, 2002	$30,782	1,296	32,078

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,707	507	5,214
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	180	11	191
Provision for credit losses	215	42	257
Securitization gains	(113)	—	(113)
Gain on sale of mortgage servicing rights	(34)	—	(34)
Securities transactions	21	(11)	10
Depreciation and other amortization	957	458	1,415
Deferred income taxes	(1,451)	(83)	(1,534)
Trading account assets, net	(3,456)	(7,615)	(11,071)
Mortgage loans held for resale	(273)	(570)	(843)
Loss on sales of premises and equipment	92	9	101
Loans held for sale, net	(2,903)	(610)	(3,513)
Contribution to qualified pension plan	(253)	(26)	(279)
Other assets, net	913	(354)	559
Trading account liabilities, net	(1,459)	3,923	2,464
Other liabilities, net	(1,020)	342	(678)

Net cash used by operating activities	(3,877)	(3,977)	(7,854)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	48,073	7,320	55,393
Maturities of securities	28,457	1,377	29,834
Purchases of securities	(85,437)	(3,673)	(89,110)
Origination of loans, net	(15,598)	3,362	(12,236)
Sales of premises and equipment	464	116	580
Purchases of premises and equipment	(677)	(283)	(960)
Goodwill and other intangible assets	(311)	(160)	(471)
Purchase of bank-owned separate account life insurance	(257)	(115)	(372)
Cash equivalents acquired, net of purchases of banking organizations	—	1,110	1,110

Net cash provided (used) by investing activities	(25,286)	9,054	(16,232)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	47,392	(10,665)	36,727
Securities sold under repurchase agreements and other short-term borrowings, net	(10,373)	(1,658)	(12,031)
Issuances of long-term debt	1,053	7,442	8,495
Payments of long-term debt	(250)	(4,829)	(5,079)
Issuances of common stock, net	—	716	716
Purchases of common stock	—	(2,357)	(2,357)
Cash dividends paid	(1,650)	(656)	(2,306)

Net cash provided (used) by financing activities	36,172	(12,007)	24,165

Increase (decrease) in cash and cash equivalents	7,009	(6,930)	79
Cash and cash equivalents, beginning of year	17,928	20,584	38,512

Cash and cash equivalents, end of period	$24,937	13,654	38,591

CASH PAID FOR
Interest	$4,433	774	5,207
Income taxes	3,639	315	3,954
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	213	—	213
Transfer to loans from securities resulting from terminated securitizations	980	—	980
Transfer to loans held for sale from securities resulting from terminated securitizations	3,918	—	3,918
Transfer to loans held for sale from loans, net	(8,558)		(8,558)
Issuance of common stock for purchase accounting merger	$—	14,000	14,000

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,369	(105)	4,264
Adjustments to reconcile net income to net cash provided (used) by operating activities
Cumulative effect of a change in accounting principle	—	(17)	(17)
Accretion and amortization of securities discounts and premiums, net	316	1	317
Provision for credit losses	485	101	586
Securitization gains	(367)	(10)	(377)
Gain on sale of mortgage servicing rights	(96)	—	(96)
Securities transactions	(94)	49	(45)
Depreciation and other amortization	1,116	368	1,484
Deferred income taxes	551	91	642
Trading account assets, net	1,655	(2,515)	(860)
Mortgage loans held for resale	1,670	—	1,670
Loss on sales of premises and equipment	54	21	75
Loans held for sale, net	(6,719)	106	(6,613)
Contribution to qualified pension plan	(418)	—	(418)
Other assets, net	2,058	(2,918)	(860)
Trading account liabilities, net	(4,793)	1,077	(3,716)
Minority interest	300	—	300
Other liabilities, net	556	(2,650)	(2,094)

Net cash provided (used) by operating activities	643	(6,401)	(5,758)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	18,834	4,156	22,990
Maturities of securities	31,941	(2,079)	29,862
Purchases of securities	(74,190)	(651)	(74,841)
Origination of loans, net	(1,779)	(962)	(2,741)
Sales of premises and equipment	649	163	812
Purchases of premises and equipment	(932)	(217)	(1,149)
Goodwill and other intangible assets	(280)	118	(162)
Purchase of bank-owned separate account life insurance	(251)	—	(251)
Cash equivalents acquired, net of purchases of banking organizations	—	8,177	8,177

Net cash provided (used) by investing activities	(26,008)	8,705	(17,303)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	27,972	1,735	29,707
Securities sold under repurchase agreements and other short-term borrowings, net	2,017	11,471	13,488
Issuances of long-term debt	500	1,874	2,374
Payments of long-term debt	(400)	(4,906)	(5,306)
Issuances of common stock, net	—	301	301
Purchases of common stock	—	(2,257)	(2,257)
Cash dividends paid	(4,074)	2,404	(1,670)

Net cash provided by financing activities	26,015	10,622	36,637

Increase in cash and cash equivalents	650	12,926	13,576
Cash and cash equivalents, beginning of year	17,278	7,658	24,936

Cash and cash equivalents, end of year	$17,928	20,584	38,512

CASH PAID FOR
Interest	$3,764	477	4,241
Income taxes	881	174	1,055
NONCASH ITEMS
Transfer to loans held for sale from loans, net	$(248)	—	(248)

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,489	90	3,579
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	60	(1)	59
Provision for credit losses	1,451	28	1,479
Securitization gains	(206)	(204)	(410)
Gain on sale of mortgage servicing rights	(5)	(60)	(65)
Securities transactions	(265)	96	(169)
Depreciation, and other amortization	1,258	353	1,611
Deferred income taxes	1,083	(165)	918
Trading account assets, net	(6,686)	(1,083)	(7,769)
Mortgage loans held for resale	(299)	—	(299)
(Gain) loss on sales of premises and equipment	17	(5)	12
Loans held for sale, net	1,581	170	1,751
Contribution to qualified pension plan	(703)	—	(703)
Other assets, net	(2,964)	2,982	18
Trading account liabilities, net	3,673	1,873	5,546
Minority interest	450	(6)	444
Other liabilities, net	921	(6,419)	(5,498)

Net cash provided (used) by operating activities	2,855	(2,351)	504

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	29,014	1,165	30,179
Maturities of securities	15,862	1,695	17,557
Purchases of securities	(52,763)	(3,773)	(56,536)
Origination of loans, net	(6,289)	3,101	(3,188)
Sales of premises and equipment	358	392	750
Purchases of premises and equipment	(723)	3	(720)
Goodwill and other intangible assets	(347)	193	(154)
Purchase of bank-owned separate account life insurance	(804)	—	(804)
Cash equivalents acquired, net of purchases of banking organizations	—	(81)	(81)

Net cash provided (used) by investing activities	(15,692)	2,695	(12,997)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	3,796	269	4,065
Securities sold under repurchase agreements and other short-term borrowings, net	4,755	(2,047)	2,708
Issuances of long-term debt	5,518	—	5,518
Payments of long-term debt	(6,644)	(945)	(7,589)
Issuances of common stock, net	—	75	75
Purchases of common stock	—	(674)	(674)
Excess capital returned to Parent Company	(3,000)	3,000	—
Cash dividends paid	(1,379)	(6)	(1,385)

Net cash provided (used) by financing activities	3,046	(328)	2,718

Increase (decrease) in cash and cash equivalents	(9,791)	16	(9,775)
Cash and cash equivalents, beginning of year	27,069	7,642	34,711

Cash and cash equivalents, end of year	$17,278	7,658	24,936

CASH PAID FOR
Interest	$5,482	585	6,067
Income taxes	414	154	568
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	4,167	—	4,167
Transfer to securities from loans held for sale resulting from securitizations	2,246	—	2,246
Transfer to loans held for sale from loans, net	(1,553)	—	(1,553)
Issuance of common stock for purchase accounting merger	$—	51	51

See accompanying Report Of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.